Exhibit 99.01

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192	For Media & Investor Inquiries: Jacquie Ross, CFA Tel: (408) 400 8329 corporate.communications@cepheid.com

CEPHEID REPORTS PRELIMINARY RESULTS FOR 2015 THIRD QUARTER

SUNNYVALE, California, October 13, 2015 – Cepheid (Nasdaq: CPHD) today announced preliminary results for the quarter ending September 30, 2015.

Based on Cepheid’s preliminary financial results, total revenue for the third quarter of 2015 is expected to be approximately $126.5 million, and net loss per share is expected to be approximately $(0.32) for the third quarter. Based on Cepheid’s preliminary financial results, non-GAAP net loss per share for the third quarter of 2015 is expected to be approximately $(0.13), excluding stock-based compensation expense of approximately $10.0 million, amortization of debt discount and transaction costs of $2.6 million, and amortization of purchased intangible assets of approximately $1.2 million. The larger than expected loss per share was primarily driven by lower gross margin, which is expected to be approximately 46%, or 48% excluding the same items.

“While the third quarter’s overall business continued to perform broadly in line with our expectations, we were disappointed with gross margin that fell short of our targets,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “The primary driver was mix, with a higher proportion of lower-margin HBDC business and less commercial business than we projected. In addition, we incurred higher than expected manufacturing costs associated with the ramp-up to volume of our newest virology tests.”

Continued Bishop, “With our initial virology manufacturing ramp now behind us, we believe that this issue has been addressed, although we are putting in place some additional controls intended to enhance visibility into ramp-up costs associated with new product introductions in the future. We continue to expect a sequential step-up in gross margin in the fourth quarter, and remain committed to our 2017 business model gross margin target of 60% on a non-GAAP basis.”

Reflecting ongoing customer adoption of the GeneXpert System and based on Cepheid’s preliminary financial results, Cepheid currently expects to report total year-to-date revenue growth of 16%, including commercial clinical growth of 22%. On a constant currency basis, Cepheid expects to report total year-to-date revenue growth of 18%, including commercial clinical growth of 24%. The Company expects to report 376 GeneXpert Systems placements, including 35 in North America Commercial Clinical, 169 in International Commercial Clinical, and 172 in HBDC.

Business Outlook

For the fiscal year ending December 31, 2015, the Company now expects total revenue to be in the range of $537 to $541 million, which suggests total revenue for the fourth quarter of 2015 in the range of $146 to $150 million. Updated GAAP net loss per share and non-GAAP net income per share guidance will be provided on the Third Quarter Conference Call on October 20, 2015.

Preliminary Results Conference Call Details

The Company will host a brief conference call to discuss preliminary third quarter results at 2 p.m. Pacific Time on Tuesday, October 13, 2015. Interested parties may listen to the call by dialing 888-371-8897 or 970-315-0479, or access the live webcast via Cepheid’s website at http://ir.cepheid.com. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Accessing Cepheid’s 2015 Third Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Tuesday, October 20, 2015, to discuss third quarter results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, California, Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include stock-based compensation expense, amortization of debt discount and transaction costs and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based Compensation Expense. This consists primarily of expenses for stock options and restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes stock-based compensation expense from its non-GAAP measures primarily because it is a non-cash expense that the Company does not believe is reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Debt Discount and Transaction Costs. The Company incurs amortization of debt discount and transaction costs in connection with the Convertible Senior Notes issued in February 2014. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s issuance of debt and have no direct correlation to the operation of the Company’s business.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these amounts because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to revenues, earnings per share, gross margin and system placements for the third quarter, business performance for the year-to-date, projected future revenues for both the fourth quarter and fiscal year 2015, projected future gross margin, the scale and sustainability of future growth, including on a non-GAAP basis, management and resolution of manufacturing ramp-up costs for new products, additional controls related to new product introductions, strategic investments, platform features, the breadth and speed of test menu expansion, geographic expansion and market segment expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the relative mix of commercial and HBDC sales, and relative mix of instrument and test sales; manufacturing costs associated with the ramp-up of new products; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products, complete clinical trials successfully and obtain regulatory clearances in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen supply, development and manufacturing problems; our ability to manage our inventory levels; our ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the impact of foreign currency exchange; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.